                                                                    Exhibit 99

                                                                  NEWS RELEASE
[HEINZ logo]

FOR RELEASE UPON RECEIPT

              HEINZ ON TRACK FOR 8 TO 9 % EARNINGS GROWTH (ORGANIC)
                       AND RECORD CASH FLOW IN FISCAL 2004

           COMPANY DETAILS GROWTH STRATEGY AT ANNUAL CAGNY CONFERENCE

                 HEINZ PROJECTS FY'04 EPS IN $2.19 - $2.21 RANGE
    AND RECORD OPERATING FREE CASH FLOW OF APPROX. $850 MILLION TO $1 BILLION

SCOTTSDALE, Ariz., February 18, 2004 - The Chairman of the H.J. Heinz Company (NYSE: HNZ) today told members of the Consumer Analyst Group of New York (CAGNY) that, "Heinz is on track to deliver its Fiscal 2004 net sales, cash and earnings goals," and that the Company is introducing new products to drive sales growth.

         "We believe that Heinz is making significant progress toward its vision of being the world's premier food company," noted Heinz Chairman, President & CEO William R. Johnson. "I feel upbeat about our performance and our sales, cash & earnings prospects for the coming year. We have turned our U.S. foodservice business around with 8% sales growth in the first half of Fiscal 2004. We have exciting innovations planned for our U.S. and European brands, and we are on pace for record cash flow."

         Mr. Johnson reported that Heinz's top 15 brands grew sales 7% in Fiscal 2003, with an 8.4% growth in the first half of Fiscal 2004, compared to the prior-year period.

         Heinz's Chairman pointed to the increasing importance of nutrition and public health for the food industry. "They are venues of significant opportunity for Heinz," he observed. Heinz's tomato expertise is a particular opportunity in light of the growing body of evidence supporting the health benefits of lycopene in cooked tomato products. Heinz is also well-positioned with products such as Smart Ones(R) low-calorie frozen entrees, Heinz(R) and Plasmon(R) baby foods, John West(R) and Petit Navire(R) seafood, Tegel(R) chicken and Heinz(R) beans and soups, among others.

HEINZ SCORECARD

         In today's presentation Mr. Johnson and Executive Vice President and CFO Arthur Winkleblack reviewed Heinz's scorecard and provided estimates for the Company's Fiscal 2004 results against key performance indicators:

         o Heinz today narrowed its Fiscal 2004 forecast range for full-year organic Earnings Per Share (EPS) to $2.19 - $2.21, an 8 - 9% increase over Fiscal 2003. (The EPS range had been previously announced at $2.15 - $2.25 per share.);


H.J. Heinz Comapny, P.O. Box 57, Pittsburgh 15230-0057


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         o        Full-year net sales growth is anticipated in the previously announced 1 - 2% range;

         o Full-year operating free cash flow is estimated to be a record $850 million - $1 billion (at the top end of the $700 million
                  - $1 billion range forecast in June 2003), with Heinz anticipating to end the year with approximately $1.1 - 1.2 billion in cash;

         o Organic Gross Margin is estimated at a 37.1 - 37.3% range, up approximately 100 basis points versus the prior year;

         o Organic Operating Income is forecasted to grow 2 - 4%, to between $1.39 - 1.41 billion;

         o Capital expenditures are estimated to be around 2.5% of net sales, well below historic levels;

         o Cash Conversion Cycle is estimated to continue to decrease, into the 64 - 66 day range, down from 71 days in Fiscal 2003 and 86 days in Fiscal 2002;

         o Net Debt is anticipated to be reduced to $3.4 - 3.6 billion from last year's beginning debt of $5.1 billion;

         o Organic Return on Invested Capital is expected to exceed 25% for Fiscal 2004.

         Heinz had no comment on specific third-quarter results, which are scheduled for release on Tuesday, February 24.

HEINZ'S DISTNIGUISHING FACTORS

         Mr. Johnson's remarks focused on "five differentiating factors that distinguish Heinz as a global food company." First among these is Heinz's growing and highly profitable GLOBAL KETCHUP, CONDIMENTS AND SAUCES BUSINESS. Mr. Johnson noted that Heinz is the world's leader in ketchup with a global market share near 30%. He cited innovation as a key to continued growth, exemplified by the success of Heinz(R) Easy Squeeze!(TM) upside-down Ketchup in North America and the subsequent launch of its "Top Down" counterpart across 12 European countries. A "Forever Full" foodservice version is also set for spring launch in the U.S. to give Heinz a unique presence in restaurants nationwide.

         "Any discussion of Heinz sauces must now include Indonesia's powerful ABC brand, which has grown sales to well over $100 million," Mr. Johnson added. "Overall, we are forecasting mid-to-upper single-digit growth from this outstanding brand in Fiscal 2004."

         Heinz's second distinguishing factor is its strong U.S. FROZEN MEALS & SNACKS BUSINESS. Mr. Johnson pointed to innovation and better marketing as growth drivers for this business, citing the January launch of Ore-Ida(R) Extra Crispy frozen french fries, a new line that addresses a primary need for homemade french fries with the crunchiness of away-from-home fries. Heinz's Chairman observed that Ore-Ida(R) Extra Crispy Golden Crinkle fries outscored the nearest competitor 2:1 in blind taste tests, and that initial shipments are ahead of plan. "Both test and lead market results indicate that this new product's national expansion could exceed our expectations," he said.


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         Mr. Johnson referred the analysts to another "breakthrough
Ore-Ida(R)product innovation" scheduled for launch in late summer.

         Heinz has also had strong positive response to the new Smart Ones(R) "Truth About Carbs" line of frozen entrees featuring six contemporary new recipes based on a smart balance of protein, fat and carbohydrates. Four of the new items are now among the brand's top-five sellers and the introduction of the line helped Smart Ones' share of nutritional meals grow nearly two points during the critical January diet month.

         "We have embarked on a similarly exciting path to strengthen our leadership position in the Frozen Snacks category," Mr. Johnson said. "Our U.S. Frozen Snacks business has grown to more than $500 million in sales and we believe it has considerable upside."

         Heinz's third distinguishing factor is its STRONG NORTH AMERICAN FOODSERVICE BUSINESS, which accounts for approximately 18% of Heinz's total global sales and more than 40% of its North American business. Heinz's Foodservice net sales grew approximately 8% in the first half of Fiscal 2004 and Operating Income increased 9%, due largely to improved performance at leading customers, innovative new products and impressive growth in table-top ketchup, driven by increasing use of Heinz's plastic, non-refillable package.

         Heinz's Chairman also cited the February 4 acquisition of Unifine Richardson (see 2/4/04 Heinz release) which will add new product categories and culinary capabilities to Heinz's Canadian Foodservice portfolio.

         The fourth distinguishing factor cited by Mr. Johnson was Heinz's POWERFUL EUROPEAN BRANDS, including:

         o Heinz(R)- a U.K. icon in ketchup, salad cream, quick-serve-meals and infant feeding, with a growing presence in Northern Europe;

         o Petit Navire(R)and John West(R)- the top seafood brands in France (40% market share) and the U.K. (33% market share), respectively;

         o Hak(R)and Honig(R)- leaders in the vegetable and dry soup categories in The Netherlands; and

         o        Plasmon(R) baby food - an institution in Italy for 100 years.

         Mr. Johnson described creative marketing initiatives in the U.K., such as the new "Mum's Own" line of baby foods based on real mothers' recipes and the "Win A Home" promotion that helped drive significant soup and beans volume.

         Heinz's growing ASIA PACIFIC BUSINESS is the Company's fifth distinguishing factor. "The Asia Pacific region is a fast-growing market where we are building scale and infrastructure to leverage our leading brands," said Mr. Johnson. It accounts for nearly 16% of Heinz's total net sales and has five $100 million-plus businesses (Wattie's, Tegel, Heinz-Australia, Indonesia


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and Japan) and a sixth - China - set to emerge in Fiscal 2005. "We are aiming for a seventh by the end of Fiscal 2006," Mr. Johnson stated.

         Mr. Johnson cited significant improvements in operating margins in Asia Pacific, led primarily by the turnaround in Australia and Wattie's, where margins are expected to improve by almost 400 basis points in Fiscal 2004. This turnaround has been aided by dramatic improvements in productivity and the exit of hundreds of unprofitable SKUs, which has impacted sales in the region.

FOUR STRATEGIC IMPERATIVES

         Heinz's Chairman then turned to a brief recap of progress that Heinz has made against its Four Strategic Imperatives, introduced one year ago.

         1. DRIVE PROFITABLE GROWTH with particular focus on Heinz's leading 15 brands, which deliver approximately 60% of the Company's global net sales and slightly more of its profits.

         2. REMOVE CLUTTER to better focus resources and simplify Heinz's business. Key initiatives include:

                  - a near 40% reduction in global SKUs expected by fiscal year-end, compared to Heinz's Fiscal 2002 base;

                  - a 30% reduction in material specifications with further opportunities in Fiscal 2005;

                  - faster closing of the Company's books and accelerated reporting of results; and

                  - pursuit of opportunities to divest underperforming and non-core businesses.

         3. SQUEEZE OUT COSTS to help fuel future growth initiatives. Key initiatives include:

                  - holding capital spending to Heinz's target of around 2.5% of net sales in Fiscal 2004, with an anticipated range of 2.5 - 3.0% for Fiscal 2005;

                  - continued improvement in working capital with enhanced planning tools in North America and Europe to help drive further inventory reduction;

                  - continued progress in logistics through the National Distribution Center in the U.K. and the outsourcing of retail dry warehousing in the U.S. to ES3;

                  - strengthening of global procurement capability through installation of advanced software and continued expansion of E-Sourcing;

                  - implementing Seibel and MEI trade management systems to improve deal spending efficiency and help identify new cost, cash and margin opportunities.

         4. MEASURE & RECOGNIZE PERFORMANCE to instill a high-performance culture that reinforces sustained growth and enhanced shareholder value. "The key is pay for performance against a balanced scorecard as the primary criteria for our bonus plan," Mr. Johnson stated. "This scorecard goes beyond operating income to incorporate a range of performance indicators aligned with the Four Strategic Imperatives."

         Mr. Johnson additionally noted key measures of achievement in corporate governance and social responsibility for Heinz, including:


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         o        An independent and diverse Board of Directors engaged in
                  continuing education on critical governance issues;

         o Dissemination of Global Operating Principles for all Heinz employees and Supplier Guiding Principles for vendors; and

         o Institution of a worldwide employee hotline as a vehicle to ensure compliance with company policies and local laws.

         "As a result of such initiatives," Mr. Johnson said, "Institutional Shareholders Services has ranked Heinz's governance procedures ahead of 97% of the companies in the food and drink industry and better than 90% of all the companies in the S&P 500."

         Mr. Johnson also noted that Heinz has recently become a member of the Dow Jones Sustainability Group Index. "Heinz and Coca-Cola are the only large cap U.S.-based food and beverage companies on this index," he said.

         In conclusion, Heinz's Chairman stated: "Heinz is a strong global competitor, with a terrific portfolio of brands, a more focused and efficient company and a geographic mix that we feel is among the world's best. Most importantly, we are a company with millions of loyal consumers around the world for whom Heinz fulfills the promise of `Good food, every day.'"

                                      * * *

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, production, energy and raw material costs, the ability to maintain favorable supplier relationships, achieving cost savings programs and gross margins, currency valuations and interest rate fluctuations, success of acquisitions, joint ventures, and divestitures, new product and packaging innovations, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, the impact of e-commerce and e-procurement, risks inherent in litigation and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments, the possibility of increased pension expense and contributions, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 30, 2003, and the Company's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

                                       # #


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ABOUT HEINZ: H.J. Heinz Company is one of the world's leading producers and marketers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks and infant foods. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales), Ore-Ida(R) french fries, Boston Market(R) and Smart Ones(R) meals and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the world's favorite ketchup. Information on Heinz is available at www.heinz.com/news.

                                      # # #

         CONTACT:          Media:
                           -----

                           Ted Smyth, 412-456-5780;

                           Debbie Foster, 412-456-5778;

                           Jack Kennedy, 412-456-5923;

                           OR Investors:
                              ---------

                           Jack Runkel, 412-456-6034




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                       H.J. HEINZ COMPANY AND SUBSIDIARIES
        SPECIAL ITEMS - FISCAL YEARS ENDED APRIL 30, 2003 AND MAY 1, 2002

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the company's reported results from continuing operations to the results excluding special items for the fiscal years ended April 30, 2003 and May 1, 2002:

                                                                          Fiscal Year Ended April 30, 2003
                                                         --------------------------------------------------------------------
                                                           Net           Gross       Operating        Net               Per
                                                          Sales          Profit        Income        Income            Share
                                                         --------       --------      --------       -------          -------
Reported results from continuing operations              $8,236.8       $2,932.5      $1,173.8       $ 555.4  *       $ 1.57 *
     Del Monte transaction and
        overhead reduction costs                                -            6.1         125.0         113.1            0.32
     Loss on exit of non-strategic businesses                   -           47.3          62.4          49.3            0.14
                                                         --------       --------      --------       -------          -------
Results from continuing operations
     excluding special items                             $8,236.8       $2,985.9      $1,361.2       $ 717.7          $ 2.03
                                                         ========       ========      ========       =======          =======

*  Before effect of change in accounting principle related to SFAS No. 142.


                                                                           Fiscal Year Ended May 1, 2002
                                                         --------------------------------------------------------------------
                                                           Net           Gross       Operating        Net               Per
                                                          Sales          Profit        Income        Income            Share
                                                         --------       --------      --------       -------          -------
Reported results from continuing operations              $7,614.0       $2,755.9      $1,299.9       $ 675.2          $ 1.91
     Streamline implementation costs                            -            1.4           2.6           2.5            0.01
     Streamline restructuring costs                             -            2.4           9.8           6.4            0.02
                                                         --------       --------      --------       -------          -------
Results from continuing operations
     excluding special items                             $7,614.0       $2,759.7      $1,312.2       $ 684.1          $ 1.94
                                                         ========       ========      ========       =======          =======

(Note:  Totals may not add due to rounding.)



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                       H.J. HEINZ COMPANY AND SUBSIDIARIES
                           NON-GAAP PERFORMANCE RATIOS

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides the calculation of those non-GAAP performance ratios discussed in the company's press release dated February 18, 2004:

NET DEBT CALCULATION
(amounts in thousands)                                                April 30, 2003            May 1, 2002
                                                                         FY 2003                  FY 2002
                                                                       ------------             -----------
        Short-term debt                                                $   146,838              $   178,358
        Long-term debt, including current portion                        4,784,091                5,167,255
                                                                       -----------              -----------
             Total debt                                                  4,930,929                5,345,613

        Less:
             Value of interest rate swaps                                 (294,802)                 (23,550)
             Cash and cash equivalents                                    (801,732)                (206,921)
                                                                       -----------              -----------
        Net Debt                                                       $ 3,834,395              $ 5,115,142
                                                                       ============             ===========


OPERATING FREE CASH FLOW CALCULATION
(amounts in thousands)
                                                                      April 30, 2003            May 1, 2002
                                                                         FY 2003                  FY 2002
                                                                       -----------              -----------
        Cash provided by operating activities                          $   906,038              $   714,359
        Capital expenditures                                              (153,969)                (193,854)
                                                                       -----------              -----------
             Operating Free Cash Flow                                  $   752,069              $   520,505
                                                                       ===========              ===========


ORGANIC ROIC CALCULATION

    The Organic ROIC calculation uses average net debt defined above as opposed to average gross debt and NOPAT excludes the special items noted above.




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